Exhibit 99.1

News Release	Airgas, Inc. 259 N. Radnor-Chester Road Suite 100 Radnor, PA 19087-5283 www.airgas.com

Investor Contact:	Media Contact:
Jay Worley (610) 902-6206	James Ely (610) 902-6010
jay.worley@airgas.com	jim.ely@airgas.com
For release:  Immediately
Airgas Reports Record Fourth Quarter EPS from Continuing Operations of $0.54
RADNOR, PA – May 2, 2007 — Airgas, Inc., (NYSE: ARG), the largest U.S. distributor of industrial, medical, and specialty gases, welding, safety, and related products, today reported strong growth in sales, operating income, and earnings for its fourth quarter ended March 31, 2007.
Quarterly income from continuing operations was $43.7 million, or $0.54 per diluted share, compared to $36.0 million, or $0.45 per diluted share in the prior year. In April 2006, the Company adopted, on a modified prospective basis, SFAS 123R, Share-Based Payment. SFAS 123R requires the Company to recognize the estimated value of stock options issued to employees and shares purchased under its Employee Stock Purchase Plan as compensation expense. Had the Company applied SFAS 123 to the prior year quarter, the Company would have recognized income from continuing operations of $34.5 million, or $0.43 per diluted share. Quarterly income from continuing operations per diluted share increased 26% over the prior year quarter adjusted for the impact of stock-based compensation.*
Fourth quarter sales grew 14% to $854 million from the prior year. Acquisitions accounted for 9% of the growth, and total same-store sales increased 5% over robust growth levels in the prior year, with hardgoods up 6% and gas and rent up 5%.
“We capped the most successful year for acquisitions in our 25-year history. The quarter included the acquisition of CFC Refimax in January and the March 9 acquisition of Linde’s divested bulk gas business, bringing our year-end total to 13 acquisitions with more than $335 million in acquired revenue,” said Airgas Chairman and Chief Executive Officer Peter McCausland.
“Our non-residential construction and energy markets remain healthy. Along with our strategic products, they are helping to provide good growth in today’s economic climate,” said McCausland. “Most importantly, our growth is profitable, as operating margin in the quarter expanded to 10.9%, an

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improvement of 130 basis points over last year’s operating margin adjusted for stock-based compensation. Return on Capital was 13.3%, an increase of 150 basis points over the prior year.” *
Sales in fiscal 2007 increased 13% to $3.2 billion, with same-store sales growth of 8%. Earnings from continuing operations for the year were $1.92 per diluted share compared to prior year results of $1.62 per diluted share. The current year includes a charge of $0.10 per share for the early extinguishment of debt and a $0.02 per share tax benefit related to a change in state tax law, while the prior year includes a $0.02 per share loss related to hurricanes. Excluding these items, and adjusting the prior year for the pro-forma impact of $0.10 per share of stock-based compensation expense, diluted earnings per share from continuing operations increased 30% to $2.00 in fiscal 2007.*
McCausland continued, “We expect earnings per diluted share of $2.33 to $2.41 in fiscal 2008, including the impact of the Linde bulk business that we just acquired. First-quarter expectations are $0.52 to $0.54 per diluted share. We hope to outperform the economy again this year, as we benefit from our growth strategies and operating infrastructure.”
The Company will conduct an earnings teleconference at 11:00 a.m. Eastern Time on Thursday, May 3. The teleconference will be available by calling (800) 819-9193. The presentation materials (this press release, slides to be presented during the Company’s teleconference, and information about how to access a live and on-demand webcast of the teleconference) are available in the “Investor Information” section under the “Company Information” heading on the Company’s Internet site at www.airgas.com. A webcast of the teleconference will be available live and on demand through June 1 at http://www.shareholder.com/arg/medialist.cfm. A replay of the teleconference will be available through May 11. To listen, call (888) 203-1112 and enter passcode 4634965.

*	See attached reconciliations of non-GAAP financial measures associated with Adjusted Income from Continuing Operations, Adjusted Operating Margin, and Return on Capital calculations.
About Airgas, Inc.
Airgas, Inc. (NYSE: ARG), through its subsidiaries, is the largest U.S. distributor of industrial, medical, and specialty gases, and hardgoods, such as welding equipment and supplies. Airgas is also the third-largest U.S. distributor of safety products, the largest U.S. producer of nitrous oxide and dry ice, the largest liquid carbon dioxide producer in the Southeast, and a leading distributor of process chemicals, refrigerants, and ammonia products. More than 11,000 employees work in about 900 locations including branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also distributes its products and services through eBusiness, catalog and telesales

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channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information, please visit www.airgas.com.
# # #
Forward-Looking Statements
This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, statements regarding: our non-residential and energy markets and strategic products providing for good growth; expectations for fiscal 2008 earnings per diluted share of $2.33 to $2.41 and first quarter earnings per diluted share of $0.52 to $0.54; and expectations to outperform the economy, as we benefit from our growth strategies and operating infrastructure. We intend that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include: customer acceptance of price increases; supply cost pressures; increased industry competition; our ability to successfully consummate and integrate acquisitions, including the Linde transaction; a disruption to our business from integration problems associated with acquisitions; an economic downturn; adverse changes in customer buying patterns; significant fluctuations in interest rates; increases in energy costs and other operating expenses; the effect of hurricanes and other catastrophic events; political and economic uncertainties associated with current world events; and other factors described in the Company’s reports, including Form 10-K dated March 31, 2006, subsequent Forms 10-Q, and other forms filed by the Company with the Securities and Exchange Commission.
Consolidated statements of earnings, consolidated condensed balance sheets, consolidated statements of cash flows, and reconciliations of non-GAAP financial measures follow.

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AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in thousands, except per share data)

	Three Months Ended		Year Ended
	March 31,		March 31,
	(Unaudited)		(Unaudited)
	2007	2006	2007	2006
Net sales	$853,861	$746,896	$3,205,051	$2,829,610

Costs and expenses:
Cost of products sold (excl. deprec.)	419,342	373,915	1,567,090	1,401,978
Selling, distribution and administrative expenses (b),(d)	303,163	266,159	1,149,166	1,031,332
Depreciation	36,595	31,881	138,818	122,396
Amortization	1,808	1,199	8,525	5,146

Total costs and expenses	760,908	673,154	2,863,599	2,560,852

Operating income	92,953	73,742	341,452	268,758

Interest expense, net	(17,107)	(13,281)	(60,180)	(53,812)
Discount on securitization of trade receivables (e)	(3,137)	(2,706)	(13,630)	(9,371)
Loss on debt extinguishment (c)	—	—	(12,099)	—
Other income, net	242	848	1,601	2,462

Earnings before income tax expense and minority interest	72,951	58,603	257,144	208,037

Income tax expense	(28,505)	(21,894)	(99,883)	(77,866)
Minority interest in earnings of consolidated affiliate	(711)	(711)	(2,845)	(2,656)

Income from continuing operations before the cumulative effect of a change in accounting principle	43,735	35,998	154,416	127,515
Loss from discontinued operations, net of tax (a)	—	—	—	(1,424)
Cumulative effect of a change in accounting principle, net of tax (f)	—	(2,540)	—	(2,540)

Net earnings	$43,735	$33,458	$154,416	$123,551

NET EARNINGS PER COMMON SHARE (g)
BASIC
Earnings from continuing operations before the cumulative effect of a change in accounting principle	$0.56	$0.47	$1.98	$1.66
Earnings (loss) from discontinued operations	—	—	—	(0.02)
Cumulative effect per share of a change in accounting principle	—	(0.04)	—	(0.03)

Net earnings per share	$0.56	$0.43	$1.98	$1.61

DILUTED
Earnings from continuing operations before the cumulative effect of a change in accounting principle	$0.54	$0.45	$1.92	$1.62
Earnings (loss) from discontinued operations	—	—	—	(0.02)
Cumulative effect per share of a change in accounting principle	—	(0.03)	—	(0.03)

Net earnings per share	$0.54	$0.42	$1.92	$1.57

Weighted average shares outstanding (g):
Basic	78,579	77,292	78,025	76,624
Diluted	83,160	82,174	82,566	81,152
See attached notes.

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AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(Amounts in thousands)

	(Unaudited)
	March 31,	March 31,
	2007	2006
ASSETS
Cash	$25,931	$34,985
Trade accounts receivable, net (e)	193,664	132,245
Inventories, net	250,308	229,523
Deferred income tax asset, net	31,004	30,141
Prepaid expenses and other current assets	48,592	31,622

TOTAL CURRENT ASSETS	549,499	458,516

Plant and equipment, net	1,865,418	1,398,757
Goodwill	832,162	566,074
Other intangible assets, net	62,935	26,248
Other non-current assets	23,443	24,817

TOTAL ASSETS	$3,333,457	$2,474,412

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable, trade	$146,385	$143,752
Accrued expenses and other current liabilities	241,275	200,001
Current portion of long-term debt	40,296	131,901

TOTAL CURRENT LIABILITIES	427,956	475,654

Long-term debt	1,309,719	635,726
Deferred income tax liability, net	373,246	327,818
Other non-current liabilities	39,963	30,864
Minority interest in affiliate	57,191	57,191

Stockholders’ equity	1,125,382	947,159

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,333,457	$2,474,412

See attached notes.

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AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	(Unaudited)
	Year Ended	Year Ended
	March 31, 2007	March 31, 2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$154,416	$123,551
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	138,818	122,396
Amortization	8,525	5,146
Deferred income taxes	51,911	47,148
Loss on divestiture	—	1,900
Loss (gain) on sales of plant and equipment	39	(1,330)
Minority interest in earnings	2,845	2,656
Stock-based compensation expense	15,448	—
Stock issued for employee stock purchase plan	11,952	10,534
Loss on debt extinguishment	12,099	—
Cumulative effect of a change in accounting principle	—	2,540
Changes in assets and liabilities, excluding effects of business acquisitions and divestitures:
Securitization of trade receivables	20,200	54,300
Trade receivables, net	(37,687)	(17,021)
Inventories, net	(1,491)	(14,087)
Prepaid expenses and other current assets	(23,326)	12,603
Accounts payable, trade	(23,351)	1,533
Accrued expenses and other current liabilities	266	9,323
Other long-term assets	1,805	3,340
Other long-term liabilities	(2,363)	(2,363)

Net cash provided by operating activities	330,106	362,169

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(243,583)	(214,193)
Proceeds from sales of plant and equipment	8,685	8,202
Proceeds from divestitures	—	14,562
Business acquisitions and holdback settlements	(687,892)	(153,428)
Other, net	(474)	170

Net cash used in investing activities	(923,264)	(344,687)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	1,591,464	568,379
Repayment of debt	(1,008,186)	(606,532)
Purchase of treasury stock	—	(12,771)
Financing costs	(5,103)	—
Premium paid on call of senior subordinated notes	(10,267)	—
Minority interest in earnings	(2,845)	(2,656)
Minority stockholder note prepayment	—	21,000
Proceeds from exercise of stock options	15,107	19,707
Tax benefit realized from the exercise of stock options	9,013	—
Dividends paid to stockholders	(21,980)	(18,449)
Cash overdraft	16,901	16,185

Net cash provided by (used in) financing activities	584,104	(15,137)

Change in cash	$(9,054)	$2,345
Cash – Beginning of period	34,985	32,640

Cash – End of period	$25,931	$34,985

See attached notes.

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Notes:
(a)	The Company divested its subsidiary, Rutland Tool & Supply Co. (“Rutland Tool”), in December 2005. The results of Rutland Tool for the year ended March 31, 2006 have been classified in the Consolidated Statement of Earnings as “discontinued operations.”

(b)	Effective April 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123R, Share-Based Payment, (“SFAS 123R”) using the modified prospective method. The new standard requires the Company to estimate the value of stock options issued to employees, including options to purchase shares under its Employee Stock Purchase Plan, and recognize the estimated cost in earnings over the period in which the options vest. Prior to the adoption of SFAS 123R, the Company used the intrinsic value method outlined in Accounting Principles Board Opinion No. 25 to account for stock-based compensation. For the year ended March 31, 2007, the Company recognized stock-based compensation expense of $0.13 per diluted share, which is approximately $0.03 per diluted share per quarter. Since the Company adopted SFAS 123R prospectively, no stock-based compensation expense was reflected in earnings prior to April 1, 2006.

(c)	On October 27, 2006, the Company redeemed its $225 million 9.125% senior subordinated notes (the “Notes”) in full at a premium of 104.563% of the principal amount with proceeds from the Company’s revolving credit line. In conjunction with the redemption of the Notes, the Company recognized a charge on the early extinguishment of debt of $12 million ($7.9 million after tax, or approximately $0.10 per diluted share) in October 2006. The charge included the redemption premium and the write-off of unamortized debt issuance costs. Under existing covenant restrictions, liquidity was not significantly affected by the redemption of the Notes.

(d)	Selling, distribution and administrative expenses in the year ended March 31, 2006 include losses related to hurricanes Katrina and Rita of $2.2 million ($1.4 million after tax), or $0.02 per diluted share. The losses were primarily recognized in the quarter ended September 30, 2005.

(e)	The Company participates in a securitization agreement with three commercial banks to sell up to $285 million of qualified trade receivables. Net proceeds from the securitization were used to reduce borrowings under the Company’s revolving credit facilities. The amount of outstanding receivables sold under the agreement was $264.4 million and $244.2 million at March 31, 2007 and March 31, 2006, respectively.

(f)	In the fourth quarter of fiscal 2006, the Company adopted Financial Accounting Standards Board Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations. Accordingly, the Company recorded a cumulative effect of a change in accounting principle of $2.5 million to recognize the net liabilities principally associated with removing bulk storage tanks from customer locations upon the termination of gas supply agreements.

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(g)	The tables below present the computation of basic and diluted earnings per share:

	March 31,		March 31,
	(Unaudited)		(Unaudited)
(In thousands, except per share amounts)	2007	2006	2007	2006
Basic Earnings per Share Computation
Numerator

Income from continuing operations before the cumulative effect of a change in accounting principle	$43,735	$35,998	$154,416	$127,515
Loss from discontinued operations	—	—	—	(1,424)
Cumulative effect of a change in accounting principle	—	(2,540)	—	(2,540)

Net earnings	$43,735	$33,458	$154,416	$123,551

Denominator

Basic shares outstanding	78,579	77,292	78,025	76,624

Basic earnings per share from continuing operations before the cumulative effect of a change in accounting principle	$0.56	$0.47	$1.98	$1.66
Basic loss per share from discontinued operations	—	—	—	(0.02)
Basic loss per share from the cumulative effect of a change in accounting principle	—	(0.04)	—	(0.03)

Basic net earnings per share	$0.56	$0.43	$1.98	$1.61

	Three Months Ended		Year Ended
	March 31,		March 31,
	(Unaudited)		(Unaudited)
(In thousands, except per share amounts)	2007	2006	2007	2006
Diluted Earnings per Share Computation
Numerator

Income from continuing operations before the cumulative effect of a change in accounting principle	$43,735	$35,998	$154,416	$127,515
Plus: Preferred stock dividends (1) (2)	711	711	2,845	2,845
Plus: Income taxes on earnings of National Welders (3)	438	220	1,166	730

Income from continuing operations before the cumulative effect of a change in accounting principle, assuming preferred stock conversion	44,884	36,929	158,427	131,090
Loss from discontinued operations	—	—	—	(1,424)
Cumulative effect of a change in accounting principle	—	(2,540)	—	(2,540)

Net earnings	$44,884	$34,389	$158,427	$127,126

Denominator

Basic shares outstanding	78,579	77,292	78,025	76,624

Incremental shares from assumed conversions:

Stock options and warrants	2,254	2,555	2,214	2,201
Preferred stock of National Welders (1)	2,327	2,327	2,327	2,327

Diluted shares outstanding	83,160	82,174	82,566	81,152

Diluted earnings per share from continuing operations before the cumulative effect of a change in accounting principle	$0.54	$0.45	$1.92	$1.62
Diluted loss per share from discontinued operations	—	—	—	(0.02)
Diluted loss per share from the cumulative effect of a change in accounting principle	—	(0.03)	—	(0.03)

Diluted net earnings per share	$0.54	$0.42	$1.92	$1.57

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(1)	Pursuant to a joint venture agreement between the Company and the holders of the preferred stock of National Welders, until June 2009, the preferred shareholders have the option to exchange their 3.2 million preferred shares of National Welders either for cash at a price of $17.78 per share or to tender them to the joint venture in exchange for approximately 2.3 million shares of Airgas common stock. If Airgas common stock has a market value of $24.45 per share, the stock and cash redemption options are equivalent.

(2)	If the preferred stockholders of National Welders convert their preferred stock to Airgas common stock, the 5% preferred stock dividend, recognized as “Minority interest in earnings of consolidated affiliate,” would no longer be paid to the preferred stockholders, resulting in additional net earnings for Airgas.

(3)	The earnings of National Welders for tax purposes are treated as a deemed dividend to Airgas, net of an 80% dividend exclusion. Upon the assumed conversion of National Welders preferred stock to Airgas common stock, National Welders would become a wholly owned subsidiary of Airgas. As a wholly owned subsidiary, the net earnings of National Welders would not be subject to additional tax at the Airgas level.
(h)	On March 9, 2007, the Company acquired Linde’s divested U.S. bulk gas assets for $495 million in cash. The acquisition includes eight air separation plants and related bulk gas business with about 300 employees. The business generated $176 million in revenues during calendar year 2006. The Company formed a new business unit, Airgas Merchant Gases, to manage production, distribution and administrative functions for the air separation plants. Most of the acquired bulk gas customers and related service equipment were assumed by existing Distribution business units. Airgas Merchant Gases, which is reflected in the All Other Operations business segment below, will operate principally as an internal supplier to the business units in the Distribution business segment.

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(i)	Business segment information for the Company’s Distribution and All Other Operations segments is shown below:

	Three Months Ended				Three Months Ended
	March 31, 2007				March 31, 2006
		All				All
		Other				Other
(In thousands)	Dist.	Ops.	Elim	Combined	Dist.	Ops.	Elim	Combined
Gas and rent	$372,775	$129,886	$(18,749)	$483,912	$326,698	$104,227	$(14,278)	$416,647
Hardgoods	346,657	24,876	(1,584)	369,949	310,595	20,764	(1,110)	330,249

Total net sales	719,432	154,762	(20,333)	853,861	637,293	124,991	(15,388)	746,896

Cost of products sold, excluding deprec. expense	364,063	75,612	(20,333)	419,342	328,761	60,542	(15,388)	373,915
Selling, distribution and administrative expenses	249,631	53,532	—	303,163	221,719	44,440	—	266,159
Depreciation expense	28,711	7,884	—	36,595	25,277	6,604	—	31,881
Amortization expense	1,262	546	—	1,808	969	230	—	1,199

Operating income	75,765	17,188	—	92,953	60,567	13,175	—	73,742

	Year Ended				Year Ended
	March 31, 2007				March 31, 2006
		All				All
		Other				Other
(In thousands)	Dist.	Ops.	Elim	Combined	Dist.	Ops.	Elim	Combined
Gas and rent	$1,399,186	$485,209	$(60,934)	$1,823,461	$1,238,612	$415,560	$(54,242)	$1,599,930
Hardgoods	1,292,628	94,462	(5,500)	1,381,590	1,157,326	77,870	(5,516)	1,229,680

Total net sales	2,691,814	579,671	(66,434)	3,205,051	2,395,938	493,430	(59,758)	2,829,610

Cost of products sold, excluding deprec. expense	1,355,367	278,157	(66,434)	1,567,090	1,223,435	238,301	(59,758)	1,401,978
Selling, distribution and administrative expenses	953,858	195,308	—	1,149,166	864,192	167,140	—	1,031,332
Depreciation expense	109,455	29,363	—	138,818	95,615	26,781	—	122,396
Amortization expense	6,426	2,099	—	8,525	4,230	916	—	5,146

Operating income	266,708	74,744	—	341,452	208,466	60,292	—	268,758

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Reconciliation of Non-GAAP Financial Measure (Unaudited)

Adjusted Income from Continuing Operations:
Reconciliation and computation of adjusted income from continuing operations:

	Three Months Ended		Three Months Ended
	March 31, 2007		March 31, 2006
(In thousands, except per share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Income from continuing operations	$43,735	$0.54	$35,998	$0.45
Less stock-based compensation not recognized in prior period, net of tax	—	—	(1,484)	$(0.02)

Adjusted income from continuing operations	$43,735	$0.54	$34,514	$0.43

Year over year increase in Adjusted Income from Continuing Operations	27%	26%

	Year Ended		Year Ended
	March 31, 2007		March 31, 2006
(In thousands, except per share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Income from continuing operations	$154,416	$1.92	$127,515	$1.62
Plus charge for early extinguishment of debt, net of tax	7,865	0.10	—	—
Less tax benefit related to state tax law change	(1,789)	(0.02)	—	—
Plus losses related to hurricanes, net of tax	—	—	1,364	$0.02
Less stock-based compensation not recognized in prior period, net of tax	—	—	(8,035)	$(0.10)

Adjusted income from continuing operations	$160,492	$2.00	$120,844	$1.54

Year over year increase in Adjusted Income from Continuing Operations	33%	30%

The Company believes this adjusted income from continuing operations computation provides meaningful insight into earnings growth by adjusting for significant unusual items and the prospective implementation of SFAS 123R.
Adjusted Operating Margin:
Reconciliation and computation of adjusted operating margin:

	Three Months Ended
	March 31,	March 31,
(In thousands)	2007	2006
Operating Income	$92,953	$73,742
Less pro-forma stock-based compensation	—	(2,318)

Adjusted operating income	$92,953	$71,424

Net Sales	$853,861	$746,896

Adjusted Operating Margin	10.9%	9.6%

The Company believes this adjusted operating margin computation provides meaningful insight into earnings growth by adjusting for the prospective implementation of SFAS 123R.

4Q07 Earnings Final NR/Page 12 of 12
Return on Capital:
Reconciliation and computation of return on capital:

(In thousands)	March 31, 2007	March 31, 2006
Operating Income — Trailing Four Quarters	$341,452	$268,758

Five Quarter Average of Total Assets	$2,673,020	$2,378,824
Five Quarter Average of Securitized Trade Receivables	246,240	216,360
Five Quarter Average of Current Liabilities (exclusive of debt)	(344,211)	(326,618)

Five Quarter Average Capital Employed	$2,575,049	$2,268,566

Return on Capital	13.3%	11.8%

Quarterly averages used in the computation of return on capital above reflect the impact of material acquisitions as of their acquisition date.
The Company believes this return on capital computation helps investors assess how effectively the Company uses the capital invested in its operations.